POWER OF ATTORNEY


The undersigned, being a person
required to file a statement under
Section 16(a) of the Securities
Exchange Act of 1934, as amended
(the '1934 Act'), with respect to
Western Asset/Claymore Inflation-Linked
Securities & Income Fund (NYSE: WIA),
a Delaware statutory trust, hereby
authorizes, designates and appoints
Kevin M. Robinson to act as attorney-
in-fact to execute and file statements
on Form 3, Form 4 and Form 5 and
any successor forms adopted by the
Securities Exchange Commission, as
required by the 1934 Act and the
Investment Company Act of 1940, as
amended, and the rules thereunder,
and to take such other actions as such
attorney-in-fact may deem necessary or
appropriate in connection with such
statements, hereby confirming and
ratifying all actions that such
attorney-in-fact has taken or may
take in reliance hereon.  This power of
attorney shall continue in effect until
the undersigned no longer has an
obligation to file statements under
the section cited above, or until
specifically terminated in writing
by the undersigned.

IN WITNESS WHEREOF, the undersigned
has duly executed this power of attorney on the 15th day of July 2008.


Signature


/s/ R. Jay Gerken
__________________________
R. Jay Gerken